UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016 (May 17, 2016)

AAC HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36643	35-2496142
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Powell Place Brentwood, Tennessee		37027
(Address of Principal Executive Offices)		(Zip Code)

(615) 732-1231

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) of AAC Holdings, Inc. (the “Company”) held on May 17, 2016, a total of 19,743,910 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), out of a total of 22,985,364 shares of Common Stock outstanding and entitled to vote as of the record date for the Annual Meeting, were present in person or represented by proxies. The following proposals were voted on and approved by the Company’s stockholders at the Annual Meeting:

1. The stockholders elected Jerry D. Bostelman, Lucius E. Burch, III, Michael T. Cartwright, Darrell S. Freeman, Sr., David C. Kloeppel, and Richard E. Ragsdale to serve as directors to hold office until the annual meeting of stockholders to be held in 2017 and until their successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Jerry D. Bostelman	15,464,779	3,216	4,275,915
Lucius E. Burch, III	14,649,161	818,834	4,275,915
Michael T. Cartwright	14,377,270	1,090,725	4,275,915
Darrell S. Freeman, Sr.	15,463,790	4,205	4,275,915
David C. Kloeppel	15,463,879	4,116	4,275,915
Richard E. Ragsdale	14,649,862	818,133	4,275,915

2. The stockholders ratified the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For	Against	Abstentions
19,740,043	2,057	1,810

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AAC HOLDINGS, INC.

By:	/s/ Michael T. Cartwright
Michael T. Cartwright
Chief Executive Officer and Chairman

Date: May 19, 2016